Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275112

PROSPECTUS SUPPLEMENT

(to Prospectus Dated October 30, 2023)

Presto Automation Inc.

Primary Offering of

16,823,660 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

Secondary Offering of

52,709,824 Shares of Common Stock
7,625,000 Warrants to Purchase Shares of Common Stock Offered by the Selling Securityholders

This prospectus supplement relates to (a) the issuance by Presto Automation Inc., a Delaware corporation (the “Company,” “we,” “us” or “Presto”) of up to 16,250,000 shares of Common Stock, that may be issued upon exercise of warrants to purchase Common Stock at an exercise price of $8.21 per share with respect to the public warrants and $11.50 per share of Common Stock with respect to the Financing Warrants and the Private Placement Warrants (each as defined below), (b) the issuance by us of up to 573,660 shares of Common Stock, that may be issued upon exercise of warrants to purchase Common Stock at an exercise price of $0.37 per share with respect to the 2017 Trinity Warrants and $5.85 per share of Common Stock with respect to the 2016 Trinity Warrants (each as defined below), and (c) an aggregate of 52,709,824 shares of Common Stock by certain of the selling securityholders named in this prospectus supplement (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”). The securities registered for resale covered by this prospectus supplement consist of the following:

(i)	4,312,500 shares of Common Stock held by the Sponsors, their respective permitted transferees and the independent directors of our predecessor Ventoux CCM Acquisition Corp. (“VTAQ”) (such shares, the “Founder Shares”) purchased prior to VTAQ’s initial public offering of Common Stock on December 30, 2020 (the “IPO”), at a price of $0.005 per share;

(ii)	7,143,687 shares of Common Stock issued to certain institutional and accredited investors in connection with the consummation of the Business Combination (as defined herein) (the “Business Combination PIPE Shares”), which, together with the transfer of Founder Shares to certain investors by the Sponsors, resulted in (i) an investment made by an affiliate of Cleveland Avenue, LLC (“Cleveland Avenue”) at an effective price per share of $7.14, taking into account (a) the subscription of 6,593,687 shares of Common Stock for an aggregate purchase price of $50.0 million and (b) the transfer of 406,313 Founder Shares by the Sponsors to Cleveland Avenue for nominal consideration, (ii) investments by five subscribers at an effective price per share of $8.00 per share, consisting of (a) a subscription for an aggregate 698,750 shares of Common Stock for an aggregate purchase price of $6.25 million, and (b) the transfer of an aggregate 82,500 Founder Shares from the Sponsors for nominal consideration and (iii) investments by a remaining eight subscribers for an aggregate of 375,000 shares of Common Stock for an aggregate purchase price of $3.75 million, or $10.00 per share;

(iii)	640,000 shares of Common Stock issued as partial consideration to various advisors of the Company and VTAQ for services rendered in connection with the Business Combination and the PIPE Investment (as defined herein), valued at $10.00 per share;

(iv)	20,995,097 shares of Common Stock issued or issuable to affiliates of the Company, at an exchange ratio as provided in the Merger Agreement, for shares or restricted stock units of Legacy Presto (as defined herein), resulting in an effective purchase price of $10.00 per share;

(v)	7,433,040 shares of Common Stock (that may be issued from time to time upon achievement of certain stock price thresholds) to affiliates of the Company in connection with the earnout provisions set forth in the Merger Agreement (as defined herein) at an exchange ratio as provided in the Merger Agreement for shares of Legacy Presto, resulting in an effective purchase price of $10.00 per share;

(vi)	6,125,000 warrants each exercisable for one share of Common Stock at an exercise price of $11.50 per share, purchased by the Sponsors and their permitted transferees, at a price of $1.00 per warrants in a private placement simultaneously with the consummation of VTAQ’s IPO (the “Private Placement Warrants”); and 1,500,000 warrants each exercisable for one share of Common Stock at an exercise price of $11.50 per share, issued to lenders party to the Credit Agreement (as defined herein) (the “Financing Warrants”);

(vii)	4,760,500 shares of Common Stock (the “June 2023 PIPE Shares”) that were issued at a purchase price of $2.00 per share in a private placement (the “June 2023 Private Placement”) pursuant to that certain securities purchase agreement, dated as of May 22, 2023, by and among us and certain accredited investors named therein (the “June Purchase Agreement”);

(viii)	1,500,000 shares of Common Stock (the “October 2023 PIPE Shares”) that were issued at a purchase price of $2.00 per share in a private placement (the “October 2023 Private Placement”) pursuant to that certain securities purchase agreement, dated October 10, 2023 by and between us and Presto CA LLC, an accredited investor;

(ix)	5,925,000 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock, at an exercise price of $0.01 per share, subject to adjustment held by Metropolitan Partners Group Administration, LLC (“Metropolitan”), the administrative, payment and collateral agent for Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP, and CEOF Holdings LP (the “Metropolitan Entities”), pursuant to that certain Credit Agreement entered into initially on September 21, 2022, as subsequently amended (the “Credit Agreement”), such warrants being issued in consideration for the conversation of interest into principal and in respect of amendments to the Credit Agreement; and

(x)	402,668 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock, at an exercise price of $0.37 per share (the “2017 Trinity Warrants”), held by Trinity Capital Fund II, L.P., LLC (“Trinity”) and 170,992 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock, at an exercise price of $5.85 per share, held by Trinity (the “2016 Trinity Warrants”, and, collectively with the 2017 Trinity Warrants, the “Trinity Warrants”).

This prospectus supplement provides you with a general description of such securities and the general manner in which the Selling Securityholders may offer or sell the securities. More specific terms of any securities that the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus supplement.

We will not receive any proceeds from the sale by the Selling Securityholders of shares of Common Stock or warrants pursuant to this prospectus supplement or of the issuance by us of shares of Common Stock issuable upon exercise of outstanding warrants pursuant to this prospectus supplement, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities by the Selling Securityholders pursuant to this prospectus supplement.

Our registration of the securities covered by this prospectus supplement does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.” You should read this prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you invest in our securities.

Our shares of Common Stock are listed on the Nasdaq Stock Market under the symbol “PRST.” On October 30, 2023, the closing sale price of shares of our Common Stock was $1.33. Our warrants are listed on the Nasdaq Stock Market under the symbol “PRSTW.” On October 30, 2023, the closing sale price of our warrants was $0.04.

As of the date of this prospectus supplement, all our warrants, except for the 2017 Trinity Warrants and the penny warrants (as defined below), are “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our warrants is below the respective $5.85, $8.21 and $11.50 exercise prices (subject to adjustment as described herein) of the warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. We expect to receive only nominal proceeds from the exercise of the 2017 Trinity Warrants and the penny warrants.

The sale of all of the securities registered for resale hereunder (and the shares of Common Stock issuable upon exercise of our warrants), or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. See “Risk Factors—Risks Relating to Our Common Stock and Warrants” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for more information.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus supplement and similar sections contained in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 30, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information. This prospectus supplement is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than that date of the applicable document.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of shares of our common stock. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. Our business, financial condition, results of operations and prospects may have changed since those dates. See “Where You Can Find More Information.”

We may use this prospectus supplement to offer and sell up to 16,823,660 shares of common stock, par value $0.0001 per share (“Common Stock”) upon exercise of the Trinity Warrants, Public Warrants, Financing Warrants, and the Private Placement Warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of up to 52,709,824 shares of Common Stock and 7,625,000 Private Placement Warrants and Financing Warrants.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. The Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

Unless the context indicates otherwise, references to the “Company,” “PRST,” “we,” “us” and “our” refer to Presto Automation Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. References to “Ventoux” refer to Ventoux CCM Acquisition Corp. prior to the Business Combination and references to “Legacy Presto” refer to E La Carte, Inc. prior to the Business Combination.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated herein by reference into this prospectus supplement and the accompanying prospectus, contain forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement and the accompanying prospectus and/or the documents incorporated herein by reference, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, those described in our filings made with the SEC from time to time incorporated herein by reference.

These forward-looking statements speak only as of the date of such statements. Forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights selected information contained in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated herein by reference in this prospectus supplement and the accompanying prospectus, especially the risk factors, management’s discussion and analysis of financial condition and results of operations, and consolidated financial statements and the related notes. See the section titled “Where You Can Find More Information.”

Overview

We provide enterprise grade AI and automation solutions to the restaurant enterprise technology industry. Our solutions are designed to decrease labor costs, improve staff productivity, increase revenue and enhance the guest experience. We offer our AI solution, Presto Voice, to quick service restaurants (QSR) and our pay-at-table tablet solution, Presto Touch, to casual dining chains. Some of the most recognized restaurant names in the United States are among our customers, including Carl’s Jr., Hardee’s, Del Taco and Checkers for Presto Voice and Applebee’s, Chili’s and Red Lobster for Presto Touch.

Following our founding in 2008, we initially focused exclusively on Presto Touch. As of June 30, 2023, we had shipped over 277,000 Presto Touch tablets to three of the largest casual dining chains in the United States. While Presto Touch has accounted for substantially all of our historical revenues, we believe that Presto Voice will contribute an increasing portion of our revenues in the future. Presto Voice, addresses the pressing needs of restaurant operators by improving order accuracy, reducing labor costs and increasing revenue through menu upselling, while also providing guests with an improved drive-thru experience.

The restaurant technology market, while still nascent, continues to rapidly develop and evolve in response to the challenges faced by restaurant operators and the productivity enhancements available to them through the use of technological advances. While growing and robust, the restaurant industry today faces increasing labor and other costs. At the same time, a higher percentage of guests are ordering food and drink via the drive-thru. In an era of high inflation, restaurant operators need to simultaneously lower their costs and generate higher revenues to leverage their cost structures. We believe our solutions help restaurant operators address these concerns with compelling end-to-end solutions that seamlessly integrate into a restaurant’s existing technology stacks.

Corporate Information

Our principal executive office is located at 985 Industrial Road, San Carlos, CA 94070. Our telephone number is (650) 817-9012. Our website address is www.presto.com. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended by amendment no. 1 to our Annual Report on Form 10-K/A and any subsequent Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

All of the shares of Common Stock and Warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $158.6 million from the exercise of all Warrants assuming the exercise in full of all such Warrants for cash. As of the date of this prospectus supplement, all our warrants, except for the 2017 Trinity Warrants and penny warrants, are “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our Warrants is below the respective $5.85, $8.21 and $11.50 exercise prices (subject to adjustment as described herein) of the warrants. For so long as the Warrants remain “out-of-the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. We expect to receive only nominal proceeds from the exercise of the 2017 Trinity Warrants and penny warrants. We intend to use the net proceeds from the exercise of such Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF COMMON STOCK

A description of our Common Stock is set forth in our registration statement on Form 8-A as originally filed with the SEC on December 23, 2020 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023), which description is incorporated by reference herein.

DESCRIPTION OF WARRANTS

A description of our Warrants is set forth in our registration statement on Form 8-A as originally filed with the SEC on December 23, 2020 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023), which description is incorporated by reference herein.

SELLING SECURITYHOLDERS

This prospectus supplement relates to the resale by the Selling Securityholders of (a) up to 16,250,000 shares of Common Stock, issuable upon exercise of warrants to purchase Common Stock at an exercise price of $8.21 per share with respect to the public warrants and $11.50 per share of Common Stock with respect to the Financing Warrants and the Private Placement Warrants, (b) up to 573,660 shares of Common Stock that may be issued upon exercise of the Trinity Warrants, and (c) the offer and sale, from time to time, by the Selling Securityholders of up to an aggregate of 52,709,824 shares of Common Stock, which includes up to:

(i)	4,312,500 Founder Shares;

(ii)	7,143,687 Business Combination PIPE Shares;

(iii)	640,000 shares of Common Stock issued as partial consideration to various advisors of the Company and VTAQ for services rendered in connection with the Business Combination and the PIPE Investment (as defined herein), valued at $10.00 per share;

(iv)	20,995,097 shares of Common Stock issued or issuable to affiliates of the Company, at an exchange ratio as provided in the Merger Agreement, for shares or restricted stock units of Legacy Presto (as defined herein), resulting in an effective purchase price of $10.00 per share;

(v)	up to 7,433,040 shares of Common Stock (that may be issued from time to time upon achievement of certain stock price thresholds) to affiliates of the Company in connection with the earnout provisions set forth in the Merger Agreement (as defined herein) at an exchange ratio as provided in the Merger Agreement for shares of Legacy Presto, resulting in an effective purchase price of $10.00 per share;

(vi)	6,125,000 Private Placement Warrants each exercisable for one share of Common Stock at an exercise price of $11.50 per share, purchased by the Sponsors and their permitted transferees, at a price of $1.00 per warrant in a private placement simultaneously with the consummation of VTAQ’s IPO; and 1,500,000 Financing Warrants each exercisable for one share of Common Stock at an exercise price of $11.50 per share, issued to lenders party to the Credit Agreement (as defined herein);

(vii)	4,760,500 June 2023 PIPE Shares;

(viii)	1,500,000 October 2023 PIPE Shares; and

(ix)	5,925,000 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock by Metropolitan and the Metropolitan Entities (all warrants listed below are referred to herein as the “penny warrants”), which consist of:

a.	400,000 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock, at an exercise price of $0.01 per share, subject to adjustment (the “May 2023 Resale Warrants”), held by the Selling Securityholders;

b.	500,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share (the “June 2023 Conversion Warrants”), that were issued pursuant to that certain second amendment to credit agreement, dated as of May 22, 2023, by and among us, E La Carte, LLC, Metropolitan, and the Metropolitan Entities;

c.	2,000,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share (the “Second Amendment Warrants”), that were issued pursuant to that certain second amended and restated fee letter, dated as of May 22, 2023, by and among us, E La Carte, LLC and Metropolitan;

d.	25,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, that were issued pursuant to that certain third amendment to credit agreement, dated as of October 10, 2023, by and among us, E La Carte, LLC, Metropolitan and the Metropolitan Entities; and

e.	3,000,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share that were issued pursuant to that certain third amended and restated fee letter, dated as of October 10, 2023, by and among us, E La Carte, LLC and Metropolitan.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus supplement and the accompanying prospectus. When we refer to the “Selling Securityholders” in this prospectus supplement, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus supplement. For purposes of this table, we have assumed that all of the earnout shares have been issued in accordance with the terms of the Business Combination Agreement and the Selling Securityholders will have sold all of the securities covered by this prospectus supplement upon the completion of the offering.

The following table sets forth, to the Company’s knowledge after review of information reasonably obtainable, as of the date of this filing (or such other date as such information was provided to us by the applicable Selling Securityholders), the name and address of the Selling Securityholders, the number of shares of Common Stock beneficially owned, the number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus supplement and the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus supplement. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus supplement, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

The beneficial ownership of shares of our Common Stock and Common Stock is based on 57,855,594 shares of our Common Stock as of September 30, 2023. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options, within 60 days of September 30, 2023. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of September 30, 2023 that vest within 60 days of September 30, 2023 are considered outstanding and beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Beneficially Owned Before the Offering			Number of Shares of	Number of Private	Beneficially Owned After the Offering
Selling Securityholder	Shares of Common Stock(1)	% of Common Stock	Number of Private Placement Warrants	Common Stock Being Offered	Placement Warrants Being Offered	Number of Shares of Common Stock	% of Common Stock	Number of Private Placement Warrants
80Five LLC(3)	77,232	*	52,476	77,232	52,476	—	—	—
Acadia Woods Partners, LLC(4)	31,250	*	—	31,250	—	—	—	—
Adam Eskin(3)	44,866	*	26,238	44,866	26,238	—	—	—
Adam Feil(3)	6,250	*	—	6,250	—	—	—	—
Al Marjan Limited(30)	100,000	*	—	100,000	—	—	—	—
Alexander Nevinskiy(30)(32)	250,000	*	—	250,000	—	—	—	—
Aloha Partners, LLC(5)	12,500	*	—	12,500	—	—	—	—
Amir Ali Mithani(30)	50,000	*	—	50,000	—	—	—	—
Amy Doshi & Sarin Swami(30)	15,000	*	—	15,000	—	—	—	—
Arbat Capital Group Ltd.(29)(30)	201,100	*	—	100,000	—	101,100	*	—
Art Spigel(3)	77,232	*	52,476	77,232	—	—	—	—
Biren Gosalia(30)	10,500	*	—	10,500	—	—	—	—
Blind 1212, LLC(3)	447,274	*	288,616	447,274	288,616	—	—	—
Brock Strasbourger(3)(34)	390,905	*	269,850	390,905	269,850	—	—	—
Cabbaj Capital Ltd.(7)	50,000	*	—	50,000	—	—	—	—
Cartoris Limited(30)	252,687	*	—	85,000	—	167,687	*	—
CEOF Holdings LP(21)	1,021,457	1.8%	190,909	1,021,457	190,909	—	—	—
Chardan Capital Markets LLC(23)	350,000	*	—	350,000	—	—	—	—
Chardan International Investments, LLC(23)	2,983,171	5.2%	1,875,000	2,983,171	1,875,000	—	—	—
Chris Ahrens(3)(38)	61,116	*	26,238	61,116	26,238	—	—	—
Cindat USA LLC(17)	1,374,148	2.4%	918,387	1,374,148	918,387	—	—	—
Cleveland Avenue LLC(33)	10,000,000	17.3%	—	10,000,000	—	—	—	—
Cliff Moskowitz(3)	44,866	*	26,238	44,866	26,238	—	—	—
Connective Capital Emerging Energy QP, LP(30)	68,137	*	—	68,137	—	—	—	—
Connective Capital I QP, LP(30)	31,863	*	—	31,863	—	—	—	—
Cosme Fagundo(2)	10,000	*	—	10,000	—	—	—	—
Dan Bordessa(3)	77,232	*	52,476	77,232	52,476	—	—	—
David Allan DeHorn(3)	77,232	*	52,476	77,232	52,476	—	—	—
Dentons US LLP(13)	15,000	*	—	15,000	—	—	—	—
Dhari Albader(30)	247,500	*	—	100,000	—	147,500	*	—
Dipan Desai(30)	50,000	*	—	50,000	—	—	—	—
Ed Scheetz(3)(11)	1,321,389	2.3%	705,762	1,032,464	705,762	—	—	—
EJK Investments LLC(30)	50,000	*	—	50,000	—	—	—	—
Georgia Sgardeli(30)	15,000	*	—	15,000	—	—	—	—
Greg Flynn(18)	10,000	*	—	10,000	—	—	—	—
HighSage Ventures LLC(19)	100,000	*	—	100,000	—	—	—	—
I2BF Global Investments Ltd.(6)	5,682,225	9.8%	—	5,682,225	—	—	—	—
Jameson Weber(3)	77,232	*	52,476	77,232	52,476	—	—	—
Jasminder Singh(3)	115,848	*	78,714	115,848	78,714	—	—	—

	Beneficially Owned Before the Offering			Number of Shares of	Number of Private	Beneficially Owned After the Offering
Selling Securityholder	Shares of Common Stock(1)	% of Common Stock	Number of Private Placement Warrants	Common Stock Being Offered	Placement Warrants Being Offered	Number of Shares of Common Stock	% of Common Stock	Number of Private Placement Warrants
Jay Lidell(3)	6,250	*	—	6,250	—	—	—	—
Jeff Jones(20)	10,000	*	—	10,000	—	—	—	—
Jefferies LLC(24)	150,000	*	—	150,000	—	—	—	—
Julie Atkinson(3)(35)	37,946	*	10,495	37,946	10,495	—	—	—
Kali Invest LLC(30)	10,000	*	—	10,000	—	—	—	—
Kepos Alpha Master Fund L.P.(30)(31)	500,000	*	—	500,000	—	—	—	—
Kim Lopdrup(2)	10,000	*	—	10,000	—	—	—	—
Lago Innovation(25)	156,233	*	—	156,233	—	—	—	—
Matt Armstrong(3)	77,232	*	52,476	77,232	52,476	—	—	—
Matt MacDonald(3)(11)(36)	1,036,253	1.8%	512,024	747,328	512,024	—	—	—
Metropolitan Partners Group(22)	7,003,544	12.1%	—	7,003	—	—	—	—
Monil Gandhi Personal Revocable Trust(30)	12,500	*	—	12,500	—	—	—	—
Nadir Noorani(30)	75,000	*	—	75,000	—	—	—	—
Nexxus Capital Management Pte. Ltd.(30)	42,029	*	—	2,500	—	39,529	*	—
Paresh Doshi(30)	5,000	*	—	5,000	—	—	—	—
Paul Liberman(3)	38,616	*	26,238	38,616	26,238	—	—	—
Prasad Phatak(3)(37)	604,758	1.0%	415,154	604,758	415,154	—	—	—
Rajat Suri(2)(15)	8,623,814	14.9%	—	4,386,655	—	—	—	—
Richard Hoon Thye Woei(30)	28,926	*	—	20,000	—	8,926	*	—
Robert Martin(3)	77,232	*	52,476	77,232	52,476	—	—	—
Romulus Capital(9)	18,111,939	31.3%	—	18,111,939	—	—	—	—
Sasha Hoffman(30)	30,000	*	—	30,000	—	—	—	—
Schechter Private Capital I, LLC – Series V(30)	1,932,773	3.3%	—	500,000	—	1,432,773	2.5%	—
Shamsuddin Charania(30)	262,069	*	—	87,500	—	174,569	*	—
Sheel Tyle(30)	500,000	*	—	500,000	—	—	—	—
Shehzaan Chunara(30)	87,500	*	—	87,500	—	—	—	—
Silver Rock Capital Partners(10)	500,000	*	500,000	500,000	500,000	—	—	—
Tan Chin Nam(30)	13,926	*	—	5,000	—	8,926	*	—
The Rebecca P. Samberg 2018 revocable Trust(30)	409,640	*	—	125,000	—	284,640	*	—
Thomas P Botts(3)	115,848	*	78,714	115,848	78,714	—	—	—
Trinity Capital Fund II, L.P., LLC(39)	573,660	1.0%	—	288,925	—	—	—	—
Ventoux Acquisition Holdings LLC(3)(16)	288,925	*	—	288,925	—	—	—	—
White & Case LLP(12)	110,000	*	—	110,000	—	—	—	—
William (Bill) Healey(2)(26)	307,318	*	—	307,318	—	—	—	—
William Souillard-Mandar(30)	375,000	*	—	375,000	—	—	—	—
Wilton Trustees (IOM) Limited ATO Dalmia Trust(15)	50,000	*	—	50,000	—	—	—	—
Woolery & Co PLLC(14)	15,000	*	—	15,000	—	—	—	—

*	Indicates beneficial ownership of less than 1%.

(1)	Includes such number of shares of Presto Common Stock underlying the Private Placement Warrants, Financing Warrants, Trinity Warrants and penny warrants registered hereby as such warrants are currently exercisable.

(2)	Unless otherwise noted, the business address of these securityholders is c/o Presto Automation Inc., 985 Industrial Road, San Carlos, CA 94070.

(3)	The business address of each of these securityholders is c/o Ventoux Acquisition Holdings LLC, 1 East Putnam Avenue, Floor 4, Greenwich, CT 06830.

(4)	The business address of Acadia Woods Partners, LLC is c/o Hawkes Financial LLC, 77 Bedford Road, Katonah, NY 10536.

(5)	The business address of Aloha Partners, LLC is c/o Hawkes Financial LLC 77 Bedford Road, Omaha, NE 68127.

(6)	Consists of Presto Common Stock held of record by I2BF Global Investments LTD (“I2BF”) and 1,252,717 Earnout Shares that may be issued to I2BF from time to time upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement. Ilya Golubovich is a director of the Company and is the sole director of I2BF and possesses both voting and dispositive power over the shares. The business address of I2BF is C/O HSM Corporate Services Ltd. 68 Fort Street, PO Box 31726, Grand Cayman KY 1-1297, Cayman Islands.

(7)	The business address of Cabbaj Capital Ltd. is Georgiou Katsounotou, 6, 3026, Limassol, Cyprus.

(8)	Consists of 7,000,000 shares of Presto Common Stock held of record by Presto CA LLC (“Presto CA”). Cleveland Avenue Food and Beverage Fund II, LP (“CAFB Fund II”) is the sole member of Presto CA. Cleveland Avenue GP II, LLC (“Cleveland Avenue GP II”) is the general partner of CAFB Fund II. Cleveland Avenue, LLC (“CA LLC”) is the sole member of Cleveland Avenue GP II. Keith Kravcik, a director and significant stockholder of the Company, is the Chief Financial Officer and Chief Investment Officer for all of CA LLC’s various investment funds. Donald Thompson is the sole manager of CA LLC. Consequently, Mr. Thompson may be deemed to have sole voting and dispositive power over the shares held directly by Presto CA. Mr. Thompson disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of Presto CA is c/o Cleveland Avenue, 222 N. Canal St., Chicago, IL 60606.

(9)	Consists of (i) 279,680 shares of Presto Common Stock held of record by KKG Enterprises LLC, for which Krishna K. Gupta, the chairman of our Board of Directors, is the managing member; (ii) 239,399 shares of Presto Common Stock held of record by Romulus Capital I, L.P. (“Romulus I”), for which Mr. Gupta is one of two members of Palatine Hill Ventures GP LLC, the general partner of Romulus I, through which Mr. Gupta exercises joint voting and dispositive control of the Presto Common Stock held by Romulus I; (iii) 3,608,384 shares of Presto Common Stock held of record by Romulus Capital II, L.P. (“Romulus II”), for which Mr. Gupta is one of two managing members of Romulus Capital II GP, LLC (the “Romulus GP”), the general partner of Romulus II, through which Mr. Gupta exercises joint voting and dispositive control of the Presto Common Stock held by Romulus II; (iv) 8,225,642 shares of Presto Common Stock held of record by Romulus Capital III, L.P. (“Romulus III”), for which Mr. Gupta is one of two managing members of Romulus GP, which is the general partner of Romulus III, through which Mr. Gupta exercises joint voting and dispositive control of the Presto Common Stock held by Romulus III; (v) 159,209 shares of Presto Common Stock held of record by Romulus ELC B3 Special Opportunity, L.P. (“Romulus Special Opportunity”), for which Mr. Gupta is one of two managing members of Romulus GP, which is the general partner of Romulus Special Opportunity, through which Mr. Gupta exercises joint voting and dispositive control of the Presto Common Stock held by Romulus Special Opportunity; (vi) 638,076 shares of Presto Common Stock held of record by Zaffran Special Opportunities LLC, for which Mr. Gupta is the sole general partner; (vii) 1,200,000 shares of Common Stock underlying outstanding restricted stock units that Legacy Presto granted to Mr. Gupta for services rendered prior to and in connection with the Business Combination, which were subsequently transferred from Mr. Gupta to KKG Enterprises LLC pursuant to that certain Restricted Stock Unit Transfer Agreement, by and among the Company, Mr. Gupta, and KKG Enterprises LLC, dated as of September 29, 2022 and (viii) 3,761,549 Earnout Shares that may be issued to such entities from time to time upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement.

(10)	Consists of 500,000 Private Placement Warrants held of record by Lake Vineyard Fund LP and Silver Rock Empire Fund LP — Series 2022, for which Silver Rock Capital Partners LP acts as investment advisor and possesses voting and dispositive power over such Private Placement Warrants. Vinay Kumar is the Managing Partner of Silver Rock Capital Partners LP.

(11)	Includes shares owned by Ventoux Acquisition Holdings LLC, for which Edward Scheetz and Matt MacDonald are the managing members and have voting and/or dispositive powers with respect to such shares. Edward Sheetz currently serves as a director of the Company.

(12)	The business address of White & Case LLP is 1221 Avenue of the Americas New York, NY 10020. White & Case LLP served as counsel to Legacy Presto in connection with the Business Combination.

(13)	The business address of Dentons US LLP is 233 South Wacker Drive, Suite 5900, Chicago, IL 60606. Dentons US LLP served as co-counsel to VTAQ in connection with the Business Combination.

(14)	The business address of Woolery & Co. PLLC is 1 Pier 76, 408 12th Ave New York, NY 10018. Woolery & Co. PLLC served as co-counsel to VTAQ in connection with the Business Combination.

(15)	Beneficial ownership consists of (i) 2,234,703 shares of Presto Common Stock currently owned by Rajat Suri, our former Chief Executive Officer and former member of the Presto Board, (ii) 4,237,159 shares of Presto Common Stock underlying stock options that are currently exercisable or exercisable within 60 days and (iii) up to 2,151,952 Earnout Shares that may be issued to Mr. Suri from time to time upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement. The 2,234,703 shares of Presto Common Stock and 2,151,952 Earnout Shares are being offered by this prospectus supplement.

(16)	Includes 288,925 shares of Presto Common Stock that are subject to vesting based upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement. VTAQ was the corporate predecessor of the Company.

(17)	The business address of Cindat USA LLC is Beijing Yintai Center, Tower C, Suite 5101, 2 Jianwai Avenue, Beijing 100022, PRC.

(18)	The business address of Greg Flynn is 225 Bush Street, Suite 1800, San Francisco, CA 94104.

(19)	The business address of HighSage Ventures, LLC is 200 Clarendon Street, 59th Floor, Boston, MA, 02116.

(20)	The business address of Jeff Jones is 1180 NW Maple St Ste 105, Issaquah, WA 98027.

(21)	Corbin Capital Partners, L.P., is the investment manager of CEOF Holdings LP (“CEOF”). Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P. and directs the voting and investment decisions with respect to the shares held by CEOF. The business address of CEOF is 590 Madison Avenue, 31st Floor, New York, New York 10022. Mr. Bergstrom disclaims beneficial ownership of shares held by CEOF. CEOF is a lender under the Credit Agreement.

(22)	MPF VII GP, LLC, an affiliate of Metropolitan Partners Group, is the general partner of Metropolitan Levered Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP, and Metropolitan Partners Fund VII, LP. Paul Lisiak, Alice Wang, Miles Peet and Dougal Gold are the Managing Partner and Chief Executive Officer, Chief Operating Officer, Deputy Chief Operating Officer and Chief Accounting Officer, respectively, of MPF VII GP, LLC and direct the voting and investment decisions with respect to the shares held by such entities. The business address of such entities is 850, Third Avenue, 18th Floor, New York, New York 10022. Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP are lenders under the Credit Agreement.

(23)	Consists of (i) 1,108,171 shares of Presto Common Stock and 1,875,000 Private Placement Warrants held by Chardan International Investments, LLC and (ii) 350,000 shares of Presto Common Stock held by Chardan Capital Markets, LLC. 155,575 of the shares of Presto Common Stock held by Chardan International Investments, LLC are subject to vesting based upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement. The business address for such entities is c/o Chardan Capital Markets LLC, 17 State Street, 21st Floor, New York, NY 10004. Chardan Capital Markets, LLC served as an advisor to Legacy Presto in connection with the Business Combination

(24)	The business address of Jefferies LLC is 520 Madison Avenue, 10th Floor, New York, NY 10022. Jefferies LLC served as financial advisor to Legacy Presto in connection with the Business Combination.

(25)	Consists of 93,739, 31,247 and 31,247 shares of Presto Common Stock held by Lago Acceleration I, LLC, Lago Innovation Fund I, LLC and Lago Innovation Fund II, LLC, respectively. Tim Gottfried and Heather La Freniere are the managing members of each of these entities and have voting and/or dispositive powers with respect to such shares. The business address of such holders is 211 West Wacker Drive 1500A, Chicago, IL 60606.

(26)	Includes 266,822 Earnout Shares that may be issued from time to time upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement.

(27)	The business address of Wilton Trustees (IOM) Limited ATO Dalmia Trust is Grosvenor House 66-67 Athol Street, Isle of Man IM1 IJE.

(28)	The business address of Cosme Fagundo is 711 Calle Artis San Jose, CA 95131.

(29)	Shares of Common Stock to be sold pursuant to this prospectus supplement represent 100,000 June 2023 PIPE Shares. Other shares of Common Stock beneficially owned prior to this offering consists of 101,100 shares of Common Stock. Mr. Golubovich is a director of Arbat and disclaims beneficial ownership of the Common Stock held by Arbat except to the extent of his pecuniary interest therein. The business address of Arbat is 5 Themistokli Dervi St., 1066 Nicosia, Cyprus. Mr. Golubovich is a director of Arbat and disclaims beneficial ownership of the common stock held by Arbat except to the extent of his pecuniary interest therein. The business address of Arbat is Room 207 Mortlake Business Centre, 20 Mortlake High Street, London, SW14 8JN, UK.

(30)	Unless otherwise noted, the shares of Common Stock to be sold pursuant to this prospectus supplement represent June 2023 PIPE Shares held by the securityholders.

(31)	Shares of Common Stock to be sold pursuant to this prospectus supplement represent 500,000 June 2023 PIPE Shares held of record by Kepos Capital LP. Kepos Capital LP is the investment manager of Kepos Alpha Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Alpha Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Alpha Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Alpha Master Fund L.P. The business address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, NY 10036.

(32)	Shares of Common Stock to be sold pursuant to this prospectus supplement represent 250,000 June 2023 PIPE Shares. As of April 2022, Mr. Nevinskiy was a partner of I2BF. I2BF, together with its affiliates, holds more than 5% beneficial ownership of the Company and Mr. Golubovich, the sole director of I2BF, currently serves as a director of the Company.

(33)	Shares of Common Stock to be sold pursuant to this prospectus supplement represent 1,500,000 June 2023 PIPE Shares held of record by Presto CA LLC (“Presto CA”). Cleveland Avenue Food and Beverage Fund II, LP (“CAFB Fund II”) is the sole member of Presto CA. Cleveland Avenue GP II, LLC (“Cleveland Avenue GP II”) is the general partner of CAFB Fund II. Cleveland Avenue, LLC (“CA LLC”) is the sole member of Cleveland Avenue GP II. Keith Kravcik, a director and significant stockholder of the Company, is the Chief Financial Officer and Chief Investment Officer for all of Cleveland Avenue LLC’s various investment funds. Donald Thompson is the sole manager of CA LLC. Consequently, Mr. Thompson may be deemed to have sole voting and dispositive power over the shares held directly by Presto CA. Mr. Thompson disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of Presto CA is c/o Cleveland Avenue, 222 N. Canal St., Chicago, IL 60606.

(34)	Prior to the Business Combination, Brock Strasbourger was the Chief Operating Officer of the Company’s corporate predecessor, VTAQ.

(35)	Prior to the Business Combination, Julie Atkinson was a director of the Company’s corporate predecessor, VTAQ.

(36)	Prior to the Business Combination, Matt MacDonald was the Chief Financial Officer, Secretary, and a director of the Company’s corporate predecessor, VTAQ.

(37)	Prior to the Business Combination, Prasad Phatak was the Chief Investment Officer of the Company’s corporate predecessor, VTAQ.

(38)	Prior to the Business Combination, Chris Ahrens was a director of the Company’s corporate predecessor, VTAQ.

(39)	The business address of Trinity Capital Fund II, L.P., LLC is 2121 West Chandler Boulevard, Suite 103, Chandler, Arizona 85224.

PLAN OF DISTRIBUTION

This prospectus supplement relates to from time to time (i) the offer and sale by us of up to 16,823,660 shares of Common Stock upon exercise of the Trinity Warrants, Public Warrants, Financing Warrants, and the Private Placement Warrants and (ii) the resale by certain of the Selling Securityholders named in this prospectus supplement of (a) an aggregate of 52,709,824 shares of Common Stock and (b) 7,625,000 Private Placement Warrants and Financing Warrants.

We are registering the securities covered by this prospectus supplement on both our behalf and that of the Selling Securityholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such securities will be borne by the Selling Securityholders, respectively.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.

The securities beneficially owned by the Selling Securityholders covered by this prospectus supplement may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus supplement from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell securities offered by this prospectus supplement on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus supplement:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus supplement;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	settlement of short sales entered into after the date of this prospectus supplement;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	sales directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus supplement to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a prospectus supplement to name specifically such person as a Selling Securityholder.

In connection with the sale of the shares of Common Stock registered hereby, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities or the PIPE Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell the securities or PIPE Shares short and deliver these securities to close out their short positions, or loan or pledge the securities or PIPE Shares to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus supplement is a part).

In offering the securities covered by this prospectus supplement, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities to be offered hereby will be passed upon for us by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from Presto Automation Inc.'s Annual Report on Form 10-K for the year ended June 30, 2023 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a going concern uncertainty and the adoption of a new accounting standard) given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed registration statements on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://investor.presto.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on October 11, 2023, as amended by amendment no. 1 to our Annual Report for the year ended June 30, 2023 on Form 10-K/A, filed with the SEC on October 12, 2023;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on October 27, 2023;

●	our Current Reports on Form 8-K, filed with the SEC on August 2, 2023, August 31, 2023, October 11, 2023, and October 20, 2023; and

●	the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-39830) filed on December 23, 2020, and any amendments or reports filed for the purposes of updating this description (including Exhibit 4.1 to the Annual Report on Form 10-K for the year ended June 30, 2023).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Presto Automation Inc.
985 Industrial Road
San Carlos, CA 94070
Telephone: (650) 817-9012
Attention: Xavier Casanova

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPECTUS

Presto Automation Inc.

Primary Offering of

$75,000,000 of

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

16,823,660 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

Secondary Offering of

52,709,824 Shares of Common Stock
7,625,000 Warrants to Purchase Shares of Common Stock Offered by the Selling Securityholders

This prospectus relates to (a) the offer and sale by Presto Automation Inc., a Delaware corporation (the “Company,” “we,” “us” or “Presto”) of up to $75,000,000 in the aggregate of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), preferred stock, debt securities, new warrants, rights or units, (b) the issuance by us of up to 16,250,000 shares of Common Stock, that may be issued upon exercise of warrants to purchase Common Stock at an exercise price of $8.21 per share with respect to the public warrants and $11.50 per share of Common Stock with respect to the Financing Warrants and the Private Placement Warrants (each as defined below), (c) the issuance by us of up to 573,660 shares of Common Stock, that may be issued upon exercise of warrants to purchase Common Stock at an exercise price of $0.37 per share with respect to the 2017 Trinity Warrants and $5.85 per share of Common Stock with respect to the 2016 Trinity Warrants (each as defined below), and (d) an aggregate of 52,709,824 shares of Common Stock by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”). The securities registered for resale covered by this prospectus consist of the following:

(i)	4,312,500 shares of Common Stock held by the Sponsors, their respective permitted transferees and the independent directors of our predecessor Ventoux CCM Acquisition Corp. (“VTAQ”) (such shares, the “Founder Shares”) purchased prior to VTAQ’s initial public offering of Common Stock on December 30, 2020 (the “IPO”), at a price of $0.005 per share;

(ii)	7,143,687 shares of Common Stock issued to certain institutional and accredited investors in connection with the consummation of the Business Combination (as defined herein) (the “Business Combination PIPE Shares”), which, together with the transfer of Founder Shares to certain investors by the Sponsors, resulted in (i) an investment made by an affiliate of Cleveland Avenue, LLC (“Cleveland Avenue”) at an effective price per share of $7.14, taking into account (a) the subscription of 6,593,687 shares of Common Stock for an aggregate purchase price of $50.0 million and (b) the transfer of 406,313 Founder Shares by the Sponsors to Cleveland Avenue for nominal consideration, (ii) investments by five subscribers at an effective price per share of $8.00 per share, consisting of (a) a subscription for an aggregate 698,750 shares of Common Stock for an aggregate purchase price of $6.25 million, and (b) the transfer of an aggregate 82,500 Founder Shares from the Sponsors for nominal consideration and (iii) investments by a remaining eight subscribers for an aggregate of 375,000 shares of Common Stock for an aggregate purchase price of $3.75 million, or $10.00 per share;

(iii)	640,000 shares of Common Stock issued as partial consideration to various advisors of the Company and VTAQ for services rendered in connection with the Business Combination and the PIPE Investment (as defined herein), valued at $10.00 per share;

(iv)	20,995,097 shares of Common Stock issued or issuable to affiliates of the Company, at an exchange ratio as provided in the Merger Agreement, for shares or restricted stock units of Legacy Presto (as defined herein), resulting in an effective purchase price of $10.00 per share;

(v)	7,433,040 shares of Common Stock (that may be issued from time to time upon achievement of certain stock price thresholds) to affiliates of the Company in connection with the earnout provisions set forth in the Merger Agreement (as defined herein) at an exchange ratio as provided in the Merger Agreement for shares of Legacy Presto, resulting in an effective purchase price of $10.00 per share;

(vi)	6,125,000 warrants each exercisable for one share of Common Stock at an exercise price of $11.50 per share, purchased by the Sponsors and their permitted transferees, at a price of $1.00 per warrants in a private placement simultaneously with the consummation of VTAQ’s IPO (the “Private Placement Warrants”); and 1,500,000 warrants each exercisable for one share of Common Stock at an exercise price of $11.50 per share, issued to lenders party to the Credit Agreement (as defined herein) (the “Financing Warrants”);

(vii)	4,760,500 shares of Common Stock (the “June 2023 PIPE Shares”) that were issued at a purchase price of $2.00 per share in a private placement (the “June 2023 Private Placement”) pursuant to that certain securities purchase agreement, dated as of May 22, 2023, by and among us and certain accredited investors named therein (the “June Purchase Agreement”);

(viii)	1,500,000 shares of Common Stock (the “October 2023 PIPE Shares”) that were issued at a purchase price of $2.00 per share in a private placement (the “October 2023 Private Placement”) pursuant to that certain securities purchase agreement, dated October 10, 2023 by and between us and Presto CA LLC, an accredited investor;

(ix)	5,925,000 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock, at an exercise price of $0.01 per share, subject to adjustment held by Metropolitan Partners Group Administration, LLC (“Metropolitan”), the administrative, payment and collateral agent for Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP, and CEOF Holdings LP (the “Metropolitan Entities”), pursuant to that certain Credit Agreement entered into initially on September 21, 2022, as subsequently amended (the “Credit Agreement”), such warrants being issued in consideration for the conversation of interest into principal and in respect of amendments to the Credit Agreement; and

(x)	402,668 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock, at an exercise price of $0.37 per share (the “2017 Trinity Warrants”), held by Trinity Capital Fund II, L.P., LLC (“Trinity”) and 170,992 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock, at an exercise price of $5.85 per share, held by Trinity (the “2016 Trinity Warrants”, and, collectively with the 2017 Trinity Warrants, the “Trinity Warrants”).

We previously filed (i) a registration statement Form S-1 (File No. 333-267979) registering the issuance by us of up to 16,250,000 shares of Common Stock and the offer and sale, from time to time, by the Selling Securityholders of up to 48,149,324 shares of Common Stock and 7,625,000 outstanding Private Placement Warrants, which was declared effective by the SEC on January 9, 2023 (the “First Form S-1”), (ii) a registration statement Form S-1 (File No. 333-271551) registering up to 400,000 shares of Common Stock underlying the May 2023 Resale Warrants, which was declared effective by the SEC on May 12, 2023 (the “Second Form S-1”), and (iii) a registration statement Form S-1 (File No. 333-272913) registering up to 4,760,500 June 2023 PIPE Shares, 500,000 shares of Common Stock underlying the June 2023 Conversion Warrants, and 2,000,000 shares of Common Stock underlying the Second Amendment Warrants (the “Third Form S-1”, and, collectively with the First Form S-1 and Second Form S-1, the “Form S-1s”). We are filing this registration statement on Form S-3 to replace the Form S-1s with respect to the issuance by us of all shares of Common Stock underlying outstanding public warrants and Private Placement Warrants and the offer and sale by the Selling Securityholders of all outstanding securities still held by them, as well as to register (a) up to $75,000,000 in the aggregate of Common Stock, preferred stock, debt securities, new warrants, rights or units, (b) the October 2023 PIPE Shares, (c) 25,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, that were issued pursuant to that certain third amendment to credit agreement, dated as of October 10, 2023, by and among us, E La Carte, LLC, Metropolitan and the Metropolitan Entities, (d) 3,000,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share that were issued pursuant to that certain third amended and restated fee letter, dated as of October 10, 2023, by and among us, E La Carte, LLC and Metropolitan and (e) the 573,660 shares of Common Stock issuable upon the exercise of the Trinity Warrants.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale by the Selling Securityholders of shares of Common Stock or warrants pursuant to this prospectus or of the issuance by us of shares of Common Stock issuable upon exercise of outstanding warrants pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. We or the Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we and/or the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.” You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our shares of Common Stock are listed on the Nasdaq Stock Market under the symbol “PRST.” On October 18, 2023, the closing sale price of shares of our Common Stock was $1.48. Our warrants are listed on the Nasdaq Stock Market under the symbol “PRSTW.” On October 18, 2023, the closing sale price of our warrants was $0.04.

As of the date of this prospectus, all our warrants, except for the 2017 Trinity Warrants and the penny warrants (as defined below), are “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our warrants is below the respective $5.85, $8.21 and $11.50 exercise prices (subject to adjustment as described herein) of the warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. We expect to receive only nominal proceeds from the exercise of the 2017 Trinity Warrants and the penny warrants.

The sale of all of the securities registered for resale hereunder (and the shares of Common Stock issuable upon exercise of our warrants), or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. See “Risk Factors—Risks Relating to Our Common Stock and Warrants” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 for more information.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus and similar sections contained in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2023.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling securityholders named in this prospectus (the “Selling Securityholders”) may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to offer and sell up to $75,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), preferred stock, debt securities, new warrants, rights or units and to issue up to 16,823,660 shares of Common Stock upon exercise of the Trinity Warrants, Public Warrants, Financing Warrants, and the Private Placement Warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of up to 52,709,824 shares of Common Stock and 7,625,000 Private Placement Warrants and Financing Warrants. More specific terms of any securities that we or the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Where You Can Find More Information,” and you may obtain copies of those documents as described below.

Unless the context indicates otherwise, references to the “Company,” “PRST,” “we,” “us” and “our” refer to Presto Automation Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. References to “Ventoux” refer to Ventoux CCM Acquisition Corp. prior to the Business Combination and references to “Legacy Presto” refer to E La Carte, Inc. prior to the Business Combination.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and/or the documents incorporated herein by reference, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, those described in our filings made with the SEC from time to time incorporated herein by reference.

These forward-looking statements speak only as of the date of such statements. Forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information contained in the documents we incorporate by reference and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the documents incorporated herein by reference, especially the risk factors, management’s discussion and analysis of financial condition and results of operations, and consolidated financial statements and the related notes. See the section titled “Where You Can Find More Information.”

Overview

We provide enterprise grade AI and automation solutions to the restaurant enterprise technology industry. Our solutions are designed to decrease labor costs, improve staff productivity, increase revenue and enhance the guest experience. We offer our AI solution, Presto Voice, to quick service restaurants (QSR) and our pay-at-table tablet solution, Presto Touch, to casual dining chains. Some of the most recognized restaurant names in the United States are among our customers, including Carl’s Jr., Hardee’s, Del Taco and Checkers for Presto Voice and Applebee’s, Chili’s and Red Lobster for Presto Touch.

Following our founding in 2008, we initially focused exclusively on Presto Touch. As of June 30, 2023, we had shipped over 277,000 Presto Touch tablets to three of the largest casual dining chains in the United States. While Presto Touch has accounted for substantially all of our historical revenues, we believe that Presto Voice will contribute an increasing portion of our revenues in the future. Presto Voice, addresses the pressing needs of restaurant operators by improving order accuracy, reducing labor costs and increasing revenue through menu upselling, while also providing guests with an improved drive-thru experience.

The restaurant technology market, while still nascent, continues to rapidly develop and evolve in response to the challenges faced by restaurant operators and the productivity enhancements available to them through the use of technological advances. While growing and robust, the restaurant industry today faces increasing labor and other costs. At the same time, a higher percentage of guests are ordering food and drink via the drive-thru. In an era of high inflation, restaurant operators need to simultaneously lower their costs and generate higher revenues to leverage their cost structures. We believe our solutions help restaurant operators address these concerns with compelling end-to-end solutions that seamlessly integrate into a restaurant’s existing technology stacks.

Corporate Information

Our principal executive office is located at 985 Industrial Road, San Carlos, CA 94070. Our telephone number is (650) 817-9012. Our website address is www.presto.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended by amendment no. 1 to our Annual Report on Form 10-K/A and any subsequent Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us hereunder for general corporate purposes. We may also use such proceeds for temporary investments until we need them for general corporate purposes.

All of the shares of Common Stock and Warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $158.6 million from the exercise of all Warrants assuming the exercise in full of all such Warrants for cash. As of the date of this prospectus, all our warrants, except for the 2017 Trinity Warrants and penny warrants, are “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our Warrants is below the respective $5.85, $8.21 and $11.50 exercise prices (subject to adjustment as described herein) of the warrants. For so long as the Warrants remain “out-of-the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. We expect to receive only nominal proceeds from the exercise of the 2017 Trinity Warrants and penny warrants. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

A description of our Common Stock and preferred stock is set forth in our registration statement on Form 8-A as originally filed with the SEC on December 23, 2020 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023), which description is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Form, Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described in the indenture, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Depositary holds securities that its participants deposit with Depositary. Depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in Depositary include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Access to the Depositary system is also available to others (which we sometimes refer to as indirect participants) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to Depositary and its participants are on file with the SEC.

So long as the debt securities are in book-entry form, you will receive payments and may transfer debt securities only through the facilities of the Depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. We will make payments on book-entry debt securities to the Depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

If the debt securities are issued in definitive certificated form under the limited circumstances described in the indenture, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities, including the payment of principal, premium, if any, and interest on such debt securities. The indenture will not limit us from incurring or issuing other unsecured or secured debt and, unless otherwise indicated in the applicable prospectus supplement, the indenture will not contain any financial covenants.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than Presto) is a corporation, organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default (as defined below) or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Presto and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Presto;

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the securities of each series voting as a class). We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions) upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the applicable series of debt securities.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may elect to offer new warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the new warrants we may offer pursuant to this prospectus that are common to all series. For the avoidance of doubt, this section relates only to new warrants that we may issue and not any of our outstanding warrants, such as the Public Warrants or Private Placement Warrants, and we refer to such new warrants in this prospectus for the sake of simplicity as “warrants.”

The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.

General

We may issue warrants to purchase common stock, preferred stock, debt securities or any combination thereof (including in the form of units), which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued pursuant to a separate form of warrant and may be issued pursuant to a separate warrant agreement to be entered into between us and a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies in which the price of the warrants may be payable;

●	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

●	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of warrants, if applicable, may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections entitled “Description of Common Stock and Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

●	we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders of (a) up to 16,250,000 shares of Common Stock, issuable upon exercise of warrants to purchase Common Stock at an exercise price of $8.21 per share with respect to the public warrants and $11.50 per share of Common Stock with respect to the Financing Warrants and the Private Placement Warrants, (b) up to 573,660 shares of Common Stock that may be issued upon exercise of the Trinity Warrants, and (c) the offer and sale, from time to time, by the Selling Securityholders of up to an aggregate of 52,709,824 shares of Common Stock, which includes up to:

(i)	4,312,500 Founder Shares;

(ii)	7,143,687 Business Combination PIPE Shares;

(iii)	640,000 shares of Common Stock issued as partial consideration to various advisors of the Company and VTAQ for services rendered in connection with the Business Combination and the PIPE Investment (as defined herein), valued at $10.00 per share;

(iv)	20,995,097 shares of Common Stock issued or issuable to affiliates of the Company, at an exchange ratio as provided in the Merger Agreement, for shares or restricted stock units of Legacy Presto (as defined herein), resulting in an effective purchase price of $10.00 per share;

(v)	up to 7,433,040 shares of Common Stock (that may be issued from time to time upon achievement of certain stock price thresholds) to affiliates of the Company in connection with the earnout provisions set forth in the Merger Agreement (as defined herein) at an exchange ratio as provided in the Merger Agreement for shares of Legacy Presto, resulting in an effective purchase price of $10.00 per share;

(vi)	6,125,000 Private Placement Warrants each exercisable for one share of Common Stock at an exercise price of $11.50 per share, purchased by the Sponsors and their permitted transferees, at a price of $1.00 per warrant in a private placement simultaneously with the consummation of VTAQ’s IPO; and 1,500,000 Financing Warrants each exercisable for one share of Common Stock at an exercise price of $11.50 per share, issued to lenders party to the Credit Agreement (as defined herein);

(vii)	4,760,500 June 2023 PIPE Shares;

(viii)	1,500,000 October 2023 PIPE Shares; and

(ix)	5,925,000 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock by Metropolitan and the Metropolitan Entities (all warrants listed below are referred to herein as the “penny warrants”), which consist of:

a.	400,000 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock, at an exercise price of $0.01 per share, subject to adjustment (the “May 2023 Resale Warrants”), held by the Selling Securityholders;

b.	500,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share (the “June 2023 Conversion Warrants”), that were issued pursuant to that certain second amendment to credit agreement, dated as of May 22, 2023, by and among us, E La Carte, LLC, Metropolitan, and the Metropolitan Entities;

c.	2,000,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share (the “Second Amendment Warrants”), that were issued pursuant to that certain second amended and restated fee letter, dated as of May 22, 2023, by and among us, E La Carte, LLC and Metropolitan;

d.	25,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share, that were issued pursuant to that certain third amendment to credit agreement, dated as of October 10, 2023, by and among us, E La Carte, LLC, Metropolitan and the Metropolitan Entities; and

e.	3,000,000 shares of Common Stock issuable upon the exercise of warrants, with an exercise price of $0.01 per share that were issued pursuant to that certain third amended and restated fee letter, dated as of October 10, 2023, by and among us, E La Carte, LLC and Metropolitan.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that all of the earnout shares have been issued in accordance with the terms of the Business Combination Agreement and the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The following table sets forth, to the Company’s knowledge after review of information reasonably obtainable, as of the date of this filing (or such other date as such information was provided to us by the applicable Selling Securityholders), the name and address of the Selling Securityholders, the number of shares of Common Stock beneficially owned, the number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

The beneficial ownership of shares of our Common Stock and Common Stock is based on 57,855,594 shares of our Common Stock as of September 30, 2023. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options, within 60 days of September 30, 2023. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of September 30, 2023 that vest within 60 days of September 30, 2023 are considered outstanding and beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Beneficially Owned Before the Offering			Number of Shares of	Number of Private	Beneficially Owned After the Offering
Selling Securityholder	Shares of Common Stock(1)	% of Common Stock	Number of Private Placement Warrants	Common Stock Being Offered	Placement Warrants Being Offered	Number of Shares of Common Stock	% of Common Stock	Number of Private Placement Warrants
80Five LLC(3)	77,232	*	52,476	77,232	52,476	—	—	—
Acadia Woods Partners, LLC(4)	31,250	*	—	31,250	—	—	—	—
Adam Eskin(3)	44,866	*	26,238	44,866	26,238	—	—	—
Adam Feil(3)	6,250	*	—	6,250	—	—	—	—
Al Marjan Limited(30)	100,000	*	—	100,000	—	—	—	—
Alexander Nevinskiy(30)(32)	250,000	*	—	250,000	—	—	—	—
Aloha Partners, LLC(5)	12,500	*	—	12,500	—	—	—	—
Amir Ali Mithani(30)	50,000	*	—	50,000	—	—	—	—
Amy Doshi & Sarin Swami(30)	15,000	*	—	15,000	—	—	—	—
Arbat Capital Group Ltd.(29)(30)	201,100	*	—	100,000	—	101,100	*	—
Art Spigel(3)	77,232	*	52,476	77,232	—	—	—	—
Biren Gosalia(30)	10,500	*	—	10,500	—	—	—	—
Blind 1212, LLC(3)	447,274	*	288,616	447,274	288,616	—	—	—
Brock Strasbourger(3)(34)	390,905	*	269,850	390,905	269,850	—	—	—
Cabbaj Capital Ltd.(7)	50,000	*	—	50,000	—	—	—	—
Cartoris Limited(30)	252,687	*	—	85,000	—	167,687	*	—
CEOF Holdings LP(21)	1,021,457	1.8%	190,909	1,021,457	190,909	—	—	—
Chardan Capital Markets LLC(23)	350,000	*	—	350,000	—	—	—	—
Chardan International Investments, LLC(23)	2,983,171	5.2%	1,875,000	2,983,171	1,875,000	—	—	—
Chris Ahrens(3)(38)	61,116	*	26,238	61,116	26,238	—	—	—
Cindat USA LLC(17)	1,374,148	2.4%	918,387	1,374,148	918,387	—	—	—
Cleveland Avenue LLC(33)	10,000,000	17.3%	—	10,000,000	—	—	—	—
Cliff Moskowitz(3)	44,866	*	26,238	44,866	26,238	—	—	—
Connective Capital Emerging Energy QP, LP(30)	68,137	*	—	68,137	—	—	—	—
Connective Capital I QP, LP(30)	31,863	*	—	31,863	—	—	—	—
Cosme Fagundo(2)	10,000	*	—	10,000	—	—	—	—
Dan Bordessa(3)	77,232	*	52,476	77,232	52,476	—	—	—
David Allan DeHorn(3)	77,232	*	52,476	77,232	52,476	—	—	—
Dentons US LLP(13)	15,000	*	—	15,000	—	—	—	—
Dhari Albader(30)	247,500	*	—	100,000	—	147,500	*	—
Dipan Desai(30)	50,000	*	—	50,000	—	—	—	—
Ed Scheetz(3)(11)	1,321,389	2.3%	705,762	1,032,464	705,762	—	—	—
EJK Investments LLC(30)	50,000	*	—	50,000	—	—	—	—
Georgia Sgardeli(30)	15,000	*	—	15,000	—	—	—	—
Greg Flynn(18)	10,000	*	—	10,000	—	—	—	—
HighSage Ventures LLC(19)	100,000	*	—	100,000	—	—	—	—
I2BF Global Investments Ltd.(6)	5,682,225	9.8%	—	5,682,225	—	—	—	—
Jameson Weber(3)	77,232	*	52,476	77,232	52,476	—	—	—
Jasminder Singh(3)	115,848	*	78,714	115,848	78,714	—	—	—

	Beneficially Owned Before the Offering			Number of Shares of	Number of Private	Beneficially Owned After the Offering
Selling Securityholder	Shares of Common Stock(1)	% of Common Stock	Number of Private Placement Warrants	Common Stock Being Offered	Placement Warrants Being Offered	Number of Shares of Common Stock	% of Common Stock	Number of Private Placement Warrants
Jay Lidell(3)	6,250	*	—	6,250	—	—	—	—
Jeff Jones(20)	10,000	*	—	10,000	—	—	—	—
Jefferies LLC(24)	150,000	*	—	150,000	—	—	—	—
Julie Atkinson(3)(35)	37,946	*	10,495	37,946	10,495	—	—	—
Kali Invest LLC(30)	10,000	*	—	10,000	—	—	—	—
Kepos Alpha Master Fund L.P.(30)(31)	500,000	*	—	500,000	—	—	—	—
Kim Lopdrup(2)	10,000	*	—	10,000	—	—	—	—
Lago Innovation(25)	156,233	*	—	156,233	—	—	—	—
Matt Armstrong(3)	77,232	*	52,476	77,232	52,476	—	—	—
Matt MacDonald(3)(11)(36)	1,036,253	1.8%	512,024	747,328	512,024	—	—	—
Metropolitan Partners Group(22)	7,003,544	12.1%	—	7,003	—	—	—	—
Monil Gandhi Personal Revocable Trust(30)	12,500	*	—	12,500	—	—	—	—
Nadir Noorani(30)	75,000	*	—	75,000	—	—	—	—
Nexxus Capital Management Pte. Ltd.(30)	42,029	*	—	2,500	—	39,529	*	—
Paresh Doshi(30)	5,000	*	—	5,000	—	—	—	—
Paul Liberman(3)	38,616	*	26,238	38,616	26,238	—	—	—
Prasad Phatak(3)(37)	604,758	1.0%	415,154	604,758	415,154	—	—	—
Rajat Suri(2)(15)	8,623,814	14.9%	—	4,386,655	—	—	—	—
Richard Hoon Thye Woei(30)	28,926	*	—	20,000	—	8,926	*	—
Robert Martin(3)	77,232	*	52,476	77,232	52,476	—	—	—
Romulus Capital(9)	18,111,939	31.3%	—	18,111,939	—	—	—	—
Sasha Hoffman(30)	30,000	*	—	30,000	—	—	—	—
Schechter Private Capital I, LLC – Series V(30)	1,932,773	3.3%	—	500,000	—	1,432,773	2.5%	—
Shamsuddin Charania(30)	262,069	*	—	87,500	—	174,569	*	—
Sheel Tyle(30)	500,000	*	—	500,000	—	—	—	—
Shehzaan Chunara(30)	87,500	*	—	87,500	—	—	—	—
Silver Rock Capital Partners(10)	500,000	*	500,000	500,000	500,000	—	—	—
Tan Chin Nam(30)	13,926	*	—	5,000	—	8,926	*	—
The Rebecca P. Samberg 2018 revocable Trust(30)	409,640	*	—	125,000	—	284,640	*	—
Thomas P Botts(3)	115,848	*	78,714	115,848	78,714	—	—	—
Trinity Capital Fund II, L.P., LLC(39)	573,660	1.0%	—	288,925	—	—	—	—
Ventoux Acquisition Holdings LLC(3)(16)	288,925	*	—	288,925	—	—	—	—
White & Case LLP(12)	110,000	*	—	110,000	—	—	—	—
William (Bill) Healey(2)(26)	307,318	*	—	307,318	—	—	—	—
William Souillard-Mandar(30)	375,000	*	—	375,000	—	—	—	—
Wilton Trustees (IOM) Limited ATO Dalmia Trust(15)	50,000	*	—	50,000	—	—	—	—
Woolery & Co PLLC(14)	15,000	*	—	15,000	—	—	—	—

*	Indicates beneficial ownership of less than 1%.

(1)	Includes such number of shares of Presto Common Stock underlying the Private Placement Warrants, Financing Warrants, Trinity Warrants and penny warrants registered hereby as such warrants are currently exercisable.

(2)	Unless otherwise noted, the business address of these securityholders is c/o Presto Automation Inc., 985 Industrial Road, San Carlos, CA 94070.

(3)	The business address of each of these securityholders is c/o Ventoux Acquisition Holdings LLC, 1 East Putnam Avenue, Floor 4, Greenwich, CT 06830.

(4)	The business address of Acadia Woods Partners, LLC is c/o Hawkes Financial LLC, 77 Bedford Road, Katonah, NY 10536.

(5)	The business address of Aloha Partners, LLC is c/o Hawkes Financial LLC 77 Bedford Road, Omaha, NE 68127.

(6)	Consists of Presto Common Stock held of record by I2BF Global Investments LTD (“I2BF”) and 1,252,717 Earnout Shares that may be issued to I2BF from time to time upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement. Ilya Golubovich is a director of the Company and is the sole director of I2BF and possesses both voting and dispositive power over the shares. The business address of I2BF is C/O HSM Corporate Services Ltd. 68 Fort Street, PO Box 31726, Grand Cayman KY 1-1297, Cayman Islands.

(7)	The business address of Cabbaj Capital Ltd. is Georgiou Katsounotou, 6, 3026, Limassol, Cyprus.

(8)	Consists of 7,000,000 shares of Presto Common Stock held of record by Presto CA LLC (“Presto CA”). Cleveland Avenue Food and Beverage Fund II, LP (“CAFB Fund II”) is the sole member of Presto CA. Cleveland Avenue GP II, LLC (“Cleveland Avenue GP II”) is the general partner of CAFB Fund II. Cleveland Avenue, LLC (“CA LLC”) is the sole member of Cleveland Avenue GP II. Keith Kravcik, a director and significant stockholder of the Company, is the Chief Financial Officer and Chief Investment Officer for all of CA LLC’s various investment funds. Donald Thompson is the sole manager of CA LLC. Consequently, Mr. Thompson may be deemed to have sole voting and dispositive power over the shares held directly by Presto CA. Mr. Thompson disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of Presto CA is c/o Cleveland Avenue, 222 N. Canal St., Chicago, IL 60606.

(9)	Consists of (i) 279,680 shares of Presto Common Stock held of record by KKG Enterprises LLC, for which Krishna K. Gupta, the chairman of our Board of Directors, is the managing member; (ii) 239,399 shares of Presto Common Stock held of record by Romulus Capital I, L.P. (“Romulus I”), for which Mr. Gupta is one of two members of Palatine Hill Ventures GP LLC, the general partner of Romulus I, through which Mr. Gupta exercises joint voting and dispositive control of the Presto Common Stock held by Romulus I; (iii) 3,608,384 shares of Presto Common Stock held of record by Romulus Capital II, L.P. (“Romulus II”), for which Mr. Gupta is one of two managing members of Romulus Capital II GP, LLC (the “Romulus GP”), the general partner of Romulus II, through which Mr. Gupta exercises joint voting and dispositive control of the Presto Common Stock held by Romulus II; (iv) 8,225,642 shares of Presto Common Stock held of record by Romulus Capital III, L.P. (“Romulus III”), for which Mr. Gupta is one of two managing members of Romulus GP, which is the general partner of Romulus III, through which Mr. Gupta exercises joint voting and dispositive control of the Presto Common Stock held by Romulus III; (v) 159,209 shares of Presto Common Stock held of record by Romulus ELC B3 Special Opportunity, L.P. (“Romulus Special Opportunity”), for which Mr. Gupta is one of two managing members of Romulus GP, which is the general partner of Romulus Special Opportunity, through which Mr. Gupta exercises joint voting and dispositive control of the Presto Common Stock held by Romulus Special Opportunity; (vi) 638,076 shares of Presto Common Stock held of record by Zaffran Special Opportunities LLC, for which Mr. Gupta is the sole general partner; (vii) 1,200,000 shares of Common Stock underlying outstanding restricted stock units that Legacy Presto granted to Mr. Gupta for services rendered prior to and in connection with the Business Combination, which were subsequently transferred from Mr. Gupta to KKG Enterprises LLC pursuant to that certain Restricted Stock Unit Transfer Agreement, by and among the Company, Mr. Gupta, and KKG Enterprises LLC, dated as of September 29, 2022 and (viii) 3,761,549 Earnout Shares that may be issued to such entities from time to time upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement.

(10)	Consists of 500,000 Private Placement Warrants held of record by Lake Vineyard Fund LP and Silver Rock Empire Fund LP — Series 2022, for which Silver Rock Capital Partners LP acts as investment advisor and possesses voting and dispositive power over such Private Placement Warrants. Vinay Kumar is the Managing Partner of Silver Rock Capital Partners LP.

(11)	Includes shares owned by Ventoux Acquisition Holdings LLC, for which Edward Scheetz and Matt MacDonald are the managing members and have voting and/or dispositive powers with respect to such shares. Edward Sheetz currently serves as a director of the Company.

(12)	The business address of White & Case LLP is 1221 Avenue of the Americas New York, NY 10020. White & Case LLP served as counsel to Legacy Presto in connection with the Business Combination.

(13)	The business address of Dentons US LLP is 233 South Wacker Drive, Suite 5900, Chicago, IL 60606. Dentons US LLP served as co-counsel to VTAQ in connection with the Business Combination.

(14)	The business address of Woolery & Co. PLLC is 1 Pier 76, 408 12th Ave New York, NY 10018. Woolery & Co. PLLC served as co-counsel to VTAQ in connection with the Business Combination.

(15)	Beneficial ownership consists of (i) 2,234,703 shares of Presto Common Stock currently owned by Rajat Suri, our former Chief Executive Officer and former member of the Presto Board, (ii) 4,237,159 shares of Presto Common Stock underlying stock options that are currently exercisable or exercisable within 60 days and (iii) up to 2,151,952 Earnout Shares that may be issued to Mr. Suri from time to time upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement. The 2,234,703 shares of Presto Common Stock and 2,151,952 Earnout Shares are being offered by this prospectus.

(16)	Includes 288,925 shares of Presto Common Stock that are subject to vesting based upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement. VTAQ was the corporate predecessor of the Company.

(17)	The business address of Cindat USA LLC is Beijing Yintai Center, Tower C, Suite 5101, 2 Jianwai Avenue, Beijing 100022, PRC.

(18)	The business address of Greg Flynn is 225 Bush Street, Suite 1800, San Francisco, CA 94104.

(19)	The business address of HighSage Ventures, LLC is 200 Clarendon Street, 59th Floor, Boston, MA, 02116.

(20)	The business address of Jeff Jones is 1180 NW Maple St Ste 105, Issaquah, WA 98027.

(21)	Corbin Capital Partners, L.P., is the investment manager of CEOF Holdings LP (“CEOF”). Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P. and directs the voting and investment decisions with respect to the shares held by CEOF. The business address of CEOF is 590 Madison Avenue, 31st Floor, New York, New York 10022. Mr. Bergstrom disclaims beneficial ownership of shares held by CEOF. CEOF is a lender under the Credit Agreement.

(22)	MPF VII GP, LLC, an affiliate of Metropolitan Partners Group, is the general partner of Metropolitan Levered Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP, and Metropolitan Partners Fund VII, LP. Paul Lisiak, Alice Wang, Miles Peet and Dougal Gold are the Managing Partner and Chief Executive Officer, Chief Operating Officer, Deputy Chief Operating Officer and Chief Accounting Officer, respectively, of MPF VII GP, LLC and direct the voting and investment decisions with respect to the shares held by such entities. The business address of such entities is 850, Third Avenue, 18th Floor, New York, New York 10022. Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP are lenders under the Credit Agreement.

(23)	Consists of (i) 1,108,171 shares of Presto Common Stock and 1,875,000 Private Placement Warrants held by Chardan International Investments, LLC and (ii) 350,000 shares of Presto Common Stock held by Chardan Capital Markets, LLC. 155,575 of the shares of Presto Common Stock held by Chardan International Investments, LLC are subject to vesting based upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement. The business address for such entities is c/o Chardan Capital Markets LLC, 17 State Street, 21st Floor, New York, NY 10004. Chardan Capital Markets, LLC served as an advisor to Legacy Presto in connection with the Business Combination

(24)	The business address of Jefferies LLC is 520 Madison Avenue, 10th Floor, New York, NY 10022. Jefferies LLC served as financial advisor to Legacy Presto in connection with the Business Combination.

(25)	Consists of 93,739, 31,247 and 31,247 shares of Presto Common Stock held by Lago Acceleration I, LLC, Lago Innovation Fund I, LLC and Lago Innovation Fund II, LLC, respectively. Tim Gottfried and Heather La Freniere are the managing members of each of these entities and have voting and/or dispositive powers with respect to such shares. The business address of such holders is 211 West Wacker Drive 1500A, Chicago, IL 60606.

(26)	Includes 266,822 Earnout Shares that may be issued from time to time upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement.

(27)	The business address of Wilton Trustees (IOM) Limited ATO Dalmia Trust is Grosvenor House 66-67 Athol Street, Isle of Man IM1 IJE.

(28)	The business address of Cosme Fagundo is 711 Calle Artis San Jose, CA 95131.

(29)	Shares of Common Stock to be sold pursuant to this prospectus represent 100,000 June 2023 PIPE Shares. Other shares of Common Stock beneficially owned prior to this offering consists of 101,100 shares of Common Stock. Mr. Golubovich is a director of Arbat and disclaims beneficial ownership of the Common Stock held by Arbat except to the extent of his pecuniary interest therein. The business address of Arbat is 5 Themistokli Dervi St., 1066 Nicosia, Cyprus. Mr. Golubovich is a director of Arbat and disclaims beneficial ownership of the common stock held by Arbat except to the extent of his pecuniary interest therein. The business address of Arbat is Room 207 Mortlake Business Centre, 20 Mortlake High Street, London, SW14 8JN, UK.

(30)	Unless otherwise noted, the shares of Common Stock to be sold pursuant to this prospectus represent June 2023 PIPE Shares held by the securityholders.

(31)	Shares of Common Stock to be sold pursuant to this prospectus represent 500,000 June 2023 PIPE Shares held of record by Kepos Capital LP. Kepos Capital LP is the investment manager of Kepos Alpha Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Alpha Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Alpha Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Alpha Master Fund L.P. The business address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, NY 10036.

(32)	Shares of Common Stock to be sold pursuant to this prospectus represent 250,000 June 2023 PIPE Shares. As of April 2022, Mr. Nevinskiy was a partner of I2BF. I2BF, together with its affiliates, holds more than 5% beneficial ownership of the Company and Mr. Golubovich, the sole director of I2BF, currently serves as a director of the Company.

(33)	Shares of Common Stock to be sold pursuant to this prospectus represent 1,500,000 June 2023 PIPE Shares held of record by Presto CA LLC (“Presto CA”). Cleveland Avenue Food and Beverage Fund II, LP (“CAFB Fund II”) is the sole member of Presto CA. Cleveland Avenue GP II, LLC (“Cleveland Avenue GP II”) is the general partner of CAFB Fund II. Cleveland Avenue, LLC (“CA LLC”) is the sole member of Cleveland Avenue GP II. Keith Kravcik, a director and significant stockholder of the Company, is the Chief Financial Officer and Chief Investment Officer for all of Cleveland Avenue LLC’s various investment funds. Donald Thompson is the sole manager of CA LLC. Consequently, Mr. Thompson may be deemed to have sole voting and dispositive power over the shares held directly by Presto CA. Mr. Thompson disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of Presto CA is c/o Cleveland Avenue, 222 N. Canal St., Chicago, IL 60606.

(34)	Prior to the Business Combination, Brock Strasbourger was the Chief Operating Officer of the Company’s corporate predecessor, VTAQ.

(35)	Prior to the Business Combination, Julie Atkinson was a director of the Company’s corporate predecessor, VTAQ.

(36)	Prior to the Business Combination, Matt MacDonald was the Chief Financial Officer, Secretary, and a director of the Company’s corporate predecessor, VTAQ.

(37)	Prior to the Business Combination, Prasad Phatak was the Chief Investment Officer of the Company’s corporate predecessor, VTAQ.

(38)	Prior to the Business Combination, Chris Ahrens was a director of the Company’s corporate predecessor, VTAQ.

(39)	The business address of Trinity Capital Fund II, L.P., LLC is 2121 West Chandler Boulevard, Suite 103, Chandler, Arizona 85224.

PLAN OF DISTRIBUTION

This prospectus relates to from time to time (i) the offer and sale by us of up to $75,000,000 in the aggregate of the Company’s Common Stock, preferred stock, debt securities, new warrants, rights or units, (ii) the offer and sale by us of up to 16,823,660 shares of Common Stock upon exercise of the Trinity Warrants, Public Warrants, Financing Warrants, and the Private Placement Warrants and (iii) the resale by certain of the Selling Securityholders named in this prospectus of (a) an aggregate of 52,709,824 shares of Common Stock and (b) 7,625,000 Private Placement Warrants and Financing Warrants.

We are registering the securities covered by this prospectus on both our behalf and that of the Selling Securityholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such securities will be borne by both us and the Selling Securityholders, respectively, according to the allocation of securities sold.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by us or the Selling Securityholders covered by this prospectus may be offered and sold from time to time by us or the Selling Securityholders, as applicable. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We and the Selling Securityholders and any of their permitted transferees may sell securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement, we and the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	“at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	sales directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

To the extent required, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We, or in connection with the sale of the shares of Common Stock registered hereby, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities or the PIPE Shares in the course of hedging the positions they assume. We or the Selling Securityholders may also sell the securities or PIPE Shares short and deliver these securities to close out their short positions, or loan or pledge the securities or PIPE Shares to broker-dealers that in turn may sell these shares. We or the Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In offering the securities covered by this prospectus, us, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Presto Automation Inc.'s Annual Report on Form 10-K for the year ended June 30, 2023 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a going concern uncertainty and the adoption of a new accounting standard) given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed registration statements on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://investor.presto.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on October 11, 2023, as amended by amendment no. 1 to our Annual Report for the year ended June 30, 2023 on Form 10-K/A, filed with the SEC on October 12, 2023;

●	our Current Reports on Form 8-K, filed with the SEC on August 2, 2023, August 31, 2023, October 11, 2023, and October 20, 2023; and

●	the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-39830) filed on December 23, 2020, and any amendments or reports filed for the purposes of updating this description (including Exhibit 4.1 to the Annual Report on Form 10-K for the year ended June 30, 2023).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Presto Automation Inc.
985 Industrial Road
San Carlos, CA 94070
Telephone: (650) 817-9012
Attention: Xavier Casanova

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Presto Automation Inc.

Primary Offering of

16,823,660 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

Secondary Offering of

52,709,824 Shares of Common Stock
7,625,000 Warrants to Purchase Shares of Common Stock Offered by the Selling Securityholders

PROSPECTUS SUPPLEMENT

OCTOBER 30, 2023